UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

October 31, 2015

(Date of earliest event reported)

Atlantic Capital Bancshares, Inc.

(Exact name of registrant as specified in its charter)

Georgia	001-37615	20-5728270
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3280 Peachtree Road NE, Suite 1600

Atlanta, Georgia 30305

(Address of principal executive offices)

(Zip Code)

(404) 995-6050

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On October 31, 2015, Atlantic Capital Bancshares, Inc. (the “Company”) completed the previously announced merger (the “Merger”) of First Security Group, Inc. (“First Security”) with and into the Company, pursuant to the Agreement and Plan of Merger by and between the Company and First Security, dated as of March 25, 2015, and amended on June 8, 2015 (the “Merger Agreement”). As a result of the Merger, each share of First Security common stock was converted into and exchanged for the right to receive, subject to allocation adjustments: (i) cash in the amount of $2.35 per share, or (ii) 0.188 shares of the Company’s common stock. Each holder of First Security common stock could: (i) elect to receive the Company’s common stock with respect to all of such holder’s First Security common stock; (ii) elect to receive cash with respect to all of such holder’s First Security common stock; (iii) elect to receive cash with respect to a portion of such holder’s First Security common stock and shares of the Company’s common stock with respect to such holder’s remaining shares; or (iv) indicate that such holder made no such election with respect to such holder’s shares of First Security common stock. After application of the election and allocation procedures, First Security shareholders will receive merger consideration, in the aggregate, consisting of approximately $47.1 million in cash and 8,790,000 shares of the Company’s common stock. The cash portion of the merger consideration will be funded with the proceeds of the private placement described under Item 3.02 of this Current Report on Form 8-K and incorporated herein by reference and the proceeds of the private placement of subordinated debt securities that was completed on September 28, 2015.

Immediately following the Merger, Atlantic Capital Bank, the wholly-owned bank subsidiary of the Company, merged with and into FSGBank, N.A., First Security’s wholly-owned bank subsidiary, with FSGBank continuing as the surviving bank (the “Bank Merger”). Following completion of the Bank Merger, the surviving bank changed its name to “Atlantic Capital Bank, National Association.”

The First Security common stock has been delisted from The NASDAQ Stock Market, LLC (“Nasdaq”). Trading on Nasdaq in shares of the Company’s common stock began on November 2, 2015 under the symbol “ACBI.”

The issuance of the Company’s common stock in connection with the Merger, as described above, was registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a registration statement on Form S–4 (File No. 333–204855), filed with the Securities and Exchange Commission (“SEC”) and declared effective on September 14, 2015 (the “Registration Statement”). The definitive joint proxy statement/prospectus (the “Joint Proxy Statement/Prospectus”) included in the Registration Statement contains additional information about the Merger and the related transactions. Additional information about the Merger is also contained in Current Reports on Form 8–K filed by the Company and First Security subsequent to the filing of the Joint Proxy Statement/Prospectus.

The Merger Agreement, which is filed as Exhibits 2.1 and 2.2 hereto and is incorporated herein by reference, and this summary are not intended to modify or supplement any factual disclosures about the Company or First Security, and should not be relied upon as disclosure about the Company or First Security without consideration of the periodic and current reports and statements that the Company and First Security file with the Securities and Exchange Commission. The terms of the Merger Agreement govern the contractual rights and relationships, and allocate risks, among the parties in relation to the transactions contemplated by the Merger Agreement. In particular, the representations and warranties made by the parties to each other in the Merger Agreement reflect negotiations between, and are solely for the benefit of, the parties thereto and may be limited or modified by a variety of factors, including: subsequent events, information included in public filings, disclosures made during negotiations, correspondence between the parties and disclosure schedules to the Merger Agreement. Accordingly, the representations and warranties may not describe the actual state of affairs at the date they were made or at any other time and you should not rely on them as statements of fact. The Company acknowledges that, notwithstanding the inclusion of the foregoing cautionary statements, it is responsible for considering whether additional specific disclosures of material information regarding material contractual provisions are required to make the statements in this Current Report on Form 8-K not misleading.

Item 3.02.	Unregistered Sales of Equity Securities.

On October 29, 2015, the Company completed the sale of 1,984,127 shares of its common stock, at a purchase price of $12.60 per share, or an aggregate of $25 million, to Trident IV, L.P. and Trident IV Professionals Fund, L.P. (collectively “Stone Point”) pursuant to the terms of that certain Securities Purchase Agreement dated as of March 25, 2015 between the Company and Stone Point. Stephen Levey serves on the Company’s Board of Directors (the “Board”) as a designee of Stone Point pursuant to a corporate governance agreement between the Company, Atlantic Capital Bank and Stone Point.

The offer and sale of the Company’s common stock in the private placement was exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) of, and Rule 506 of Regulation D under, the Securities Act. Stone Point represented to the Company that it met the criteria of an “accredited investor” as defined in Rule 501 of Regulation D under the Securities Act.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 28, 2015, Chilton Davis Varner notified the Board of her decision to resign from the Board effective October 31, 2015. Ms. Varner’s decision was not due to any disagreement with the Company or the Board on any matter relating to the Company’s operations, policies or practices.

On November 2, 2015, the Board appointed Lizanne Thomas to the Board effective immediately. Ms. Thomas was appointed to fill the vacancy created by Ms. Varner’s resignation described above. The Board also appointed Ms. Thomas to its Compensation Committee and Governance and Nominating Committee.

Ms. Thomas, 58, serves as the Partner-in-Charge of the Southern Region of Jones Day, and has been practicing corporate law since 1982. She heads Jones Day’s global corporate governance team. Ms. Thomas regularly advises clients with respect to corporate governance, including takeover preparedness and shareholder activism, public and private mergers and acquisitions, internal investigations, corporate and securities compliance, and disclosure and fiduciary issues. Ms. Thomas has also served on the board of directors of Krispy Kreme Doughnuts, Inc. since 2004, and serves on its Audit Committee and Nominating and Corporate Governance Committee.

Ms. Thomas’ background as a legal adviser to public companies for over 30 years provides the Board with extensive securities regulation, corporate governance, and risk management experience. Her experience leading the over 300-lawyer Southern Region of Jones Day gives her valuable experience in managing operations, financial statement, and profit and loss responsibility. Ms. Thomas also provides governance, audit and community-service skills and experience gained through her current service as Trustee of Washington & Lee University, as a member of the Board of Trustees of the Georgia Research Alliance, where she serves as the Chair of the Audit Committee, and as a member of the Executive Committee of the Board of Directors of the Metro Atlanta Chamber of Commerce.

Ms. Thomas does not have a direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. In connection with her appointment to the Board, Ms. Thomas will be entitled to a pro-rata portion of the compensation paid to the Company’s non-employee directors. A description of such compensation can be found in the Joint Proxy Statement/Prospectus.

Item 8.01.	Other Events.

On November 2, 2015, the Company issued a press release announcing the completion of the Merger. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired

The financial statements required by Rule 3-05 of Regulation S-X were previously included in the Registration Statement.

(b)	Pro Forma Financial Information

The pro forma financial information required to be filed under this Item 9.01(b) shall be filed by an amendment to this Form 8-K not later than 71 days after the date this Current Report on Form 8-K is required to be filed.

(d)	Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of March 25, 2015 by and between Atlantic Capital Bancshares, Inc. and First Security Group, Inc. (incorporated herein by reference to Exhibit 2.1 to the Registration Statement).

2.2	First Amendment to the Agreement and Plan of Merger, dated as of June 8, 2015 by and between Atlantic Capital Bancshares, Inc. and First Security Group, Inc. (incorporated herein by reference to Exhibit 2.2 to the Registration Statement).

10.1	Securities Purchase Agreement, dated as of March 25, 2015, by and among Atlantic Capital Bancshares, Inc., Trident IV, L.P. and Trident IV Professionals Fund, L.P. (incorporated herein by reference to Exhibit 10.1 to the Registration Statement).

99.1	Press Release, dated November 2, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATLANTIC CAPITAL BANCSHARES, INC.

Dated: November 2, 2015

By:	/s/ Patrick T. Oakes
Name:	Patrick T. Oakes
Title:	Executive Vice President, Chief Financial Officer, Secretary and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of March 25, 2015 by and between Atlantic Capital Bancshares, Inc. and First Security Group, Inc. (incorporated herein by reference to Exhibit 2.1 to the Registration Statement).

2.2	First Amendment to the Agreement and Plan of Merger, dated as of June 8, 2015 by and between Atlantic Capital Bancshares, Inc. and First Security Group, Inc. (incorporated herein by reference to Exhibit 2.2 to the Registration Statement).

10.1	Securities Purchase Agreement, dated as of March 25, 2015, by and among Atlantic Capital Bancshares, Inc., Trident IV, L.P. and Trident IV Professionals Fund, L.P. (incorporated herein by reference to Exhibit 10.1 to the Registration Statement).

99.1	Press Release, dated November 2, 2015.